[EXHIBIT 99.1]


       Written Statement of the G. Robert Tatum, III
                Pursuant to 18 U.S.C. Sec. 1350

    Solely for the purposes of complying with 18 U.S.C. Sec. 1350, I, the undersigned, Chief Executive Officer of BEVsystems International, Inc. (the "Company"), hereby certify, based on my knowledge, that the Quarterly Report on Form 10-QSB of the Company for the quarter ended June 30, 2002 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


/s/G. Robert Tatum, III
--------------------------
G. Robert Tatum, III
August 14, 2002